EXHIBIT 99.1


FOR IMMEDIATE RELEASE

For Further Information:

Howard N. Feist
Chief Financial Officer
(609) 584-3586


              CONGOLEUM BONDHOLDERS APPROVE INDENTURE AMENDMENTS

MERCERVILLE, NJ, March 30, 2003 - Congoleum Corporation (AMEX:CGM) today announced that Congoleum and the trustee for Congoleum's 8 5/8% Senior Notes Due 2008 have adopted certain amendments to the indenture governing the notes. Those adopted amendments are intended to expressly give Congoleum greater flexibility to proceed with certain steps and transactions in connection with its asbestos settlement negotiations. Congoleum sought the bondholders' approval of those amendments as part of its strategy to resolve its asbestos liabilities. Holders of a majority of the outstanding notes as of the record date consented to the proposed amendments, which satisfied the vote required to amend the indenture. The solicitation was made upon the terms and subject to the conditions set forth in the Consent Solicitation Statement dated March 17, 2003 and related documents.

Roger S. Marcus, Chairman of the Board, commented "We are pleased with the progress of our asbestos settlement negotiations and appreciate this affirmation of support from our bondholders, which furthers our ability to conclude an agreement".

Congoleum Corporation is a leading manufacturer of resilient flooring, serving both residential and commercial markets. Its sheet, tile and plank products are available in a wide variety of designs and colors, and are used in remodeling, manufactured housing, new construction and commercial applications. The Congoleum brand name is recognized and trusted by consumers as representing a company that has been supplying attractive and durable flooring products for over a century.

                WARNING REGARDING FORWARD - LOOKING STATEMENTS

THE ABOVE NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS, WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON CONGOLEUM'S EXPECTATIONS, AS OF THE DATE OF THIS RELEASE, OF FUTURE EVENTS, AND CONGOLEUM UNDERTAKES NO OBLIGATION TO UPDATE ANY OF THESE FORWARD LOOKING STATEMENTS. ALTHOUGH CONGOLEUM BELIEVES THAT THESE EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, WITHIN THE BOUNDS OF ITS KNOWLEDGE OF ITS BUSINESS AND EXPERIENCE, THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS WILL NOT DIFFER MATERIALLY FROM ITS EXPECTATIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS INCLUDE: (I) THE FUTURE COST AND TIMING OF ESTIMATED ASBESTOS LIABILITIES AND PAYMENTS AND AVAILABILITY OF INSURANCE COVERAGE AND REIMBURSEMENT FROM INSURANCE COMPANIES FOR ASBESTOS-RELATED PERSONAL INJURY CLAIMS, (II) TIMELY NEGOTIATING AND ENTERING INTO SETTLEMENT AGREEMENTS ON TERMS IT CONSIDERS SATISFACTORY WITH A SUFFICIENT MAJORITY OF CLAIMANTS, (III) TIMELY REACHING AGREEMENT WITH OTHER CREDITORS, OR CLASSES OF CREDITORS, THAT EXIST OR MAY EMERGE, (IV) CONGOLEUM'S SATISFACTION OF THE CONDITIONS AND OBLIGATIONS UNDER ITS OUTSTANDING DEBT INSTRUMENTS, (V) THE RESPONSE FROM TIME-TO-TIME OF ITS LENDERS, CUSTOMERS, SUPPLIERS AND OTHER CONSTITUENCIES TO THE ONGOING PROCESS ARISING FROM CONGOLEUM'S STRATEGY TO SETTLE ITS ASBESTOS LIABILITY, (VI) TIMELY OBTAINING SUFFICIENT CREDITOR AND COURT APPROVAL OF ANY REORGANIZATION PLAN PURSUED BY IT AND (VII) COMPLIANCE WITH THE UNITED STATES BANKRUPTCY CODE, INCLUDING
SECTION 524(g). IN ANY EVENT, THE FAILURE OF CONGOLEUM TO TIMELY REACH AGREEMENT WITH PLAINTIFFS REPRESENTING A SUFFICIENT NUMBER OF ASBESTOS CLAIMANTS WITH ASBESTOS CLAIMS PENDING AGAINST CONGOLEUM, WHICH AGREEMENT WOULD RESULT IN A GLOBAL SETTLEMENT OF CONGOLEUM'S ASBESTOS LIABILITY, COULD HAVE A MATERIAL ADVERSE EFFECT UPON CONGOLEUM'S BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION. ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY AS A RESULT OF THESE AND OTHER FACTORS DISCUSSED IN CONGOLEUM'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, ITS QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2002 AND ITS OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


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